UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2004

PMA Capital Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	000-22761 (Commission File Number)	22-2217932 (I.R.S. Employer Identification No.)

1735 Market Street, Suite 3000 Philadelphia, Pennsylvania (Address of principal executive offices)	19103 (Zip Code)

Registrant's telephone number, including area code:     (215) 665-5046

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 15, 2004, PMA Capital Corporation (the “Company”) issued a press release announcing that A.M. Best had restored The PMA Insurance Group’s A- (“Excellent”) rating with stable outlook. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 15, 2004, the Company closed on the exchange of $84.14 million aggregate principal amount of its 6.50% Senior Secured Convertible Debentures due 2022 (the “New Debentures”) for $84.14 million aggregate principal amount of its 4.25% Senior Convertible Debentures due 2022.

Additionally, the Company closed on the sale of $15 million aggregate principal amount of its New Debentures. These New Debentures were issued and sold in a transaction exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed by Banc of America Securities LLC, the initial purchaser, to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act or institutional accredited investors or sophisticated investors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

        Press release, dated November 15, 2004, is attached hereto as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: November 15, 2004	By: /s/ William E. Hitselberger
Name: William E. Hitselberger
Title: Executive Vice President, Chief Financial Officer and Treasurer